UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 7, 2012

IMMUNOCELLULAR THERAPEUTICS, LTD.

(Exact name of registrant as specified in its charter)

Delaware	001-35560	93-1301885
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

21900 Burbank Boulevard

Third Floor

Woodland Hills, California 91367

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (818) 992-2907

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Jacqueline Bandwynne notified us on August 7, 2012 that she will resign from the Board of Directors (the “Board”) effective as of the date of the upcoming 2012 Annual Meeting of Stockholders, expected to be held on September 24, 2012. Ms. Brandwynne has informed us that her resignation is due to personal time constraints. She wishes the company continued great success. The Board does not intend to present a candidate at the 2012 Annual Meeting of Stockholders to fill the vacancy created by Ms. Brandwynne’s resignation and intends to reduce the size of the Board to six members.

In connection with Ms. Brandwynne’s departure, we have agreed to accelerate the vesting of 11,250 unvested stock options that were previously awarded to Ms. Brandwynne during her service on the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 13, 2012	IMMUNOCELLULAR THERAPEUTICS, LTD.

	By:	/s/ Manish Singh
Manish Singh, Ph.D. President and Chief Executive Officer